Exhibit 99.2
SCHEDULE I

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of Grupo ADO, S.A. de C.V.

The name, current principal occupation or employment of each director and executive officer of the Reporting Person are set forth below. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with the Reporting Person. The business address of each director and officer is Av. Ignacio Zaragoza No. 200, Edif. B, Cal. Siete de Julio, C.P. 15390 Ciudad de Mexico. Except for Eleonora María Casas Barrera who is a citizen of Mexico and Columbia, all of the directors and executive officers listed below are Mexican citizens.

Directors of Grupo ADO, S.A. de C.V.

Name	Current Principal Occupation
Juan Carlos Uriarte Amann	President of the Board of Directors of Grupo ADO, S.A. de C.V.
José Antonio Pérez Antón	Chief Executive Officer of Grupo ADO, S.A. de C.V.
Aurelio Pérez Alonso	Deputy Chief Executive Officer of Grupo ADO, S.A. de C.V.
Ricardo Álvarez Cordero	Member of the Board of Directors of Grupo ADO, S.A. de C.V.
Aldo Alarcón Vargas	Member of the Board of Directors of Grupo ADO, S.A. de C.V.
Arturo Angus Álvarez González	Member of the Board of Directors of Grupo ADO, S.A. de C.V.
Juan Pablo Castañón	Member of the Board of Directors of Grupo ADO, S.A. de C.V.
Mónica Álvarez Pérez	Member of the Board of Directors of Grupo ADO, S.A. de C.V.
Guillermo Irurita Piñero	Member of the Board of Directors of Grupo ADO, S.A. de C.V.
José Antonio Rosillo Díaz	Member of the Board of Directors of Grupo ADO, S.A. de C.V.
Eleonora María Casas Barrera	Member of the Board of Directors of Grupo ADO, S.A. de C.V.

Officers of Grupo ADO, S.A. de C.V.

Name	Current Principal Occupation
Eduardo Cordova Balbuena	Chief HR Officer of Grupo ADO, S.A. de C.V.
Irma Guadalupe Ornelas Valle	Chief Audit Executive of Grupo ADO, S.A. de C.V.
Alejandro Heriberto Hernández Villarreal	General Counsel of Grupo ADO, S.A. de C.V.
Verne Lizano Povedano	Chief Information Officer of Grupo ADO, S.A. de C.V.